UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 21, 2022

Culp, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive

High Point, North Carolina  27265

(Address of Principal Executive Offices)

(Zip Code)

(336) 889-5161

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.05 per share	CULP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K filed by the Culp, Inc. (the “Company”) on July 27, 2022 (the “Original Report”) amends Item 5.02 of the Original Report relating to the announcement that Franklin N. Saxon, the Company’s Executive Chairman, intends to modify his role with the Company and no longer be a full time employee or an executive officer of the Company, effective September 1, 2022.  This Amendment No. 1 is filed to add information about an outstanding restricted stock unit award for Mr. Saxon and the treatment of that award going forward.  The disclosures in the Original Report are amended and restated in their entirety and are replaced with the following:

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2022, Culp, Inc. (the “Company”) announced that Mr. Franklin N. Saxon, the Company’s Executive Chairman, will modify his role within the Company.  Effective September 1, 2022, Mr. Saxon’s duties will change such that he is less involved in day to day management, as he will no longer be a full time employee or an executive officer of the Company.  Mr. Saxon will remain on the Company’s board of directors and will continue to serve as Chairman of the board.  In addition, he will provide advice, strategic planning, and consulting services to the Company on an ongoing basis.

In recognition of Mr. Saxon’s continued service to the Company, his intimate knowledge of the Company’s business, and his relationships in the Company’s industry, the Compensation Committee (the “Committee”) of the Company’s board of directors approved an amended compensation arrangement for Mr. Saxon, including annual cash compensation of $350,000, to be paid quarterly.  Mr. Saxon’s participation in the Company’s employee benefits programs, as well as his auto allowance, will terminate.

On August 10, 2022, the Committee met and took note of a Restricted Stock Unit Agreement (the “Agreement”) between the Company and Mr. Saxon that contains a performance period that will not have ended on September 1, 2022.  The Agreement provides that the restricted stock unit award granted thereunder is forfeited upon a termination of employment, except as otherwise determined by the Committee in its sole discretion, which may determine that the award will not be forfeited in various circumstances, including “circumstances in which the Recipient will continue to provide Services” to the Company “as a director, consultant or independent contractor,” as those terms are defined in the Agreement.  The Committee took action at its meeting to determine that Mr. Saxon’s restricted stock unit award under the Agreement will not be forfeited in connection with the change in his role scheduled to occur on September 1, 2022.  The restricted stock unit award to Mr. Saxon was granted pursuant to the previously disclosed Culp Inc. 2015 Equity Incentive Plan, and additional information about the award granted to Mr. Saxon was previously disclosed in the Company’s 2020 proxy statement filed in connection with the Company’s 2020 annual meeting of shareholders.

Effective September 1, 2022, the Change of Control and Non-Competition Agreement between Mr. Saxon and the Company, dated September 27, 2007 (the “Change of Control Agreement”), shall terminate, and all rights of Mr. Saxon thereunder shall be extinguished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CULP, INC. (Registrant)

By:	/s/ Ashley Durbin
VP, General Counsel, and Corporate Secretary

Dated:  August 12, 2022

EXHIBIT INDEX

Exhibit Number	Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

4